EXHIBIT 24

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a director or officer of General Electric Company, a New York corporation (the “Company”), hereby constitutes and appoints Benjamin W. Heineman, Jr., Keith S. Sherin, Philip D. Ameen and Robert E. Healing each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, to sign one or more Registration Statements under the Securities Act of 1933, as amended, on Form S-8 or such other form as such attorneys-in-fact, or any of them, may deem necessary or desirable, any amendments thereto, and all post-effective amendments and supplements to such registration statement, for the registration of shares of Company Common Stock, par value $0.06 per share, for use in connection with the General Electric International Employee Stock Purchase Plan of the Company in such form(s) as they or any one of them may approve, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done to the end that such Registration Statement or Registration Statements shall comply with the Securities Act of 1933, as amended, and the applicable Rules and Regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, as any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her hand as of this 23rd day of April, 2002.

/s/ Jeffrey R. Immelt	/s/ Keith S. Sherin

Jeffrey R. Immelt Chairman of the Board (Principal Executive Officer and Director)	Keith S. Sherin Senior Vice President - Finance (Principal Financial Officer)

/s/ Philip D. Ameen

Philip D. Ameen Vice President and Comptroller (Principal Accounting Officer)

/s/ James I. Cash, Jr.

James I. Cash, Jr. Director	Scott G. McNealy Director

/s/ Dennis D. Dammerman	/s/ Sam Nunn

Dennis D. Dammerman Director	Sam Nunn Director

/s/ Roger S. Penske

Paolo Fresco Director	Roger S. Penske Director

/s/ Ann M. Fudge	/s/ Gary L. Rogers

Ann M. Fudge Director	Gary L. Rogers Director

/s/ Andrew C. Sigler

Claudio X. Gonzalez Director	Andrew C. Sigler Director

/s/ Andrea Jung	/s/ Douglas A. Warner III

Andrea Jung Director	Douglas A. Warner III Director

/s/ Kenneth G. Langone	/s/ Robert C. Wright

Kenneth G. Langone Director	Robert C. Wright Director

Rochelle B. Lazarus Director

A MAJORITY OF THE BOARD OF DIRECTORS